Exhibit 10.1

LASALLE HOTEL PROPERTIES

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT is made and entered into November 5, 2008 (“Agreement”), by and between LaSalle Hotel Properties, a Maryland real estate investment trust (the “Trust”), and [•] (“Indemnitee”).

WHEREAS, at the request of the Trust, Indemnitee currently serves and will serve as a trustee or officer of the Trust or one of its subsidiaries and may, therefore, be subjected to claims, suits or proceedings arising as a result of the Indemnitee’s service; and

WHEREAS, as an inducement to Indemnitee to serve or to continue to serve as such trustee or officer, the Trust has agreed to indemnify Indemnitee against expenses and costs incurred by Indemnitee in connection with any such claims, suits or proceedings, to the maximum extent permitted by law; and

WHEREAS, the parties by this Agreement desire to set forth their agreement regarding indemnification and hereby supersede any previous indemnification agreement between the Indemnitee and the Trust.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Trust and Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions.

For purposes of this Agreement:

(a) “Change in Control” means the occurrence after the date hereof of any of the following events:

(i) any “person” as such term is used in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as modified and used in Sections 13(d) and 14(d) thereof except that such term shall not include (A) the Trust or any of its subsidiaries, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Trust or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any corporation owned, directly or indirectly, by the shareholders of the Trust in substantially the same proportions as their ownership of the Trust’s common shares, or (E) any person or group as used in Rule 13d-1(b) under the Exchange Act, is or becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Trust representing more than 50% of the combined voting power or common shares of the Trust;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Trustees, and any new Trustee (other than (A) a trustee designated by a person who has entered into an agreement with the Trust to effect a transaction described in clause (i), (iii), or (iv) of this Section 1(a) or (B) a trustee whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of trustees of the Trust) whose election by the Board of Trustees or nomination for election by the Trust’s shareholders was approved by a vote of at least two-thirds ( 2/3) of the trustees then still in office who either were trustees at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) there is consummated a merger or consolidation of the Trust or any direct or indirect subsidiary of the Trust with any other corporation, other than a merger or consolidation which would result in the voting securities of the Trust outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Trust or any subsidiary of the Trust, more than 50% of the combined voting power and common shares of the Trust or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(iv) the shareholders of the Trust approve a plan of complete liquidation or dissolution of the Trust or there is consummated an agreement for the sale or disposition by the Trust of all or substantially all of the Trust’s assets (or any transaction having a similar effect) other than a sale or disposition by the Trust of all or substantially all of the Trust’s assets to an entity, more than 50% of the combined voting power and common shares of which are owned by shareholders of the Trust in substantially the same proportions as their ownership of the common shares of the Trust immediately prior to such sale.

(b) “Disinterested Trustee” means a trustee of the Trust who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(c) “Effective Date” means April 29, 1998.

(d) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred, in the geographic region in which the expenses are incurred or the services are provided, in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

(e) “Independent Counsel” means a law firm, or a member of a law firm that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Trust or Indemnitee in any matter material to either such party, or (ii) any other party or witness to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Trust or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. If a Change of Control has not occurred, Independent Counsel shall be selected by the Board of Trustees, with the approval of Indemnitee, which approval will not be unreasonably withheld. If a Change of Control has occurred, Independent Counsel shall be selected by Indemnitee, with the approval of the Board of Trustees, which approval will not be unreasonably withheld.

(f) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (including on appeal), except one (i) initiated by an Indemnitee pursuant to Section 11 of this Agreement to enforce his rights under this Agreement or (ii) pending or completed on or before the Effective Date, unless otherwise specifically agreed in writing by the Trust and Indemnitee.

(g) “MGCL” means the Maryland General Corporation Law, as amended.

(h) “Trust Status” means the status of a person who is or was a director, trustee, officer, employee or agent of the Trust or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Trust.

Section 2. Services by Indemnitee.

Indemnitee will serve as a trustee or officer of the Trust. However, this Agreement shall not impose any obligation on Indemnitee or the Trust to continue Indemnitee’s service to the Trust beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

Section 3. Indemnification — General.

The Trust shall indemnify, and advance Expenses to, Indemnitee (a) as provided in this Agreement and (b) otherwise to the fullest extent permitted by Maryland law in effect on the date hereof and as amended from time to time; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Maryland law as in effect on the date hereof. The rights of Indemnitee provided in this Section 3 shall include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by the Bylaws of the Trust.

Section 4. Proceedings Other Than Proceedings by or in the Right of the Trust.

Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Trust Status, he is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed Proceeding, other than a Proceeding by or in the right of the Trust. Pursuant to this Section 4, Indemnitee shall be indemnified against all judgments, penalties, fines, amounts paid in settlement and all Expenses actually and reasonably incurred by him or on his behalf in connection with a Proceeding by reason of his Trust Status unless it is established that (i) the act or omission of Indemnitee was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) Indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal Proceeding, Indemnitee had reasonable cause to believe that his conduct was unlawful.

Section 5. Proceedings by or in the Right of the Trust.

Indemnitee shall be entitled to the rights of indemnification provided in this Section 5 if, by reason of his Trust Status, he is, or is threatened to be, made a party to or a witness in any threatened, pending or completed Proceeding brought by or in the right of the Trust to procure a judgment in its favor. Pursuant to this Section 5, Indemnitee shall be indemnified against all amounts paid in settlement and all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding unless it is established that (i) the act or omission of Indemnitee was material to the matter giving rise to such a Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty or (ii) Indemnitee actually received an improper personal benefit in money, property or services; provided, however, that no indemnification against such Expenses shall be made in respect of any Proceeding in which Indemnitee shall have been finally adjudged to be liable to the Trust.

Section 6. Court-Ordered Indemnification.

Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of an Indemnitee and such notice as the court shall require, may order indemnification in the following circumstances:

(a) if it determines an Indemnitee would be entitled to reimbursement under the standards of conduct set forth in Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case the Indemnitee shall be entitled to recover the expenses of securing such reimbursement; or

(b) if it determines that the Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Indemnitee (i) has met the standards of conduct set forth in Section 2-418(b) of the MGCL or (ii) would be adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any Proceeding by or in the right of the Trust or in which liability would be adjudged in the circumstances described in Section 2-418(c) of the MGCL shall be limited to Expenses.

Section 7. Indemnification for Expenses of a Party Who is Wholly or Partly Successful.

Notwithstanding any other provision of this Agreement, and without limiting any such provision (including, without limitation, limiting the scope of the Trust’s obligations under Section 4), to the extent that Indemnitee is, by reason of his Trust Status, made a party to and is successful, on the merits or otherwise, in the defense of any Proceeding, he shall be indemnified for all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Trust shall indemnify Indemnitee under this Section 7 for all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 8. Advance of Expenses.

The Trust shall advance all reasonable Expenses incurred by or on behalf of Indemnitee (which advancement may be by direct payment to a third-party payee) in connection with any Proceeding to which Indemnitee is, or is threatened to be, made a party or a witness, within ten days after the receipt by the Trust of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written affirmation by Indemnitee of Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by a corporation of one of its directors as authorized by the MGCL in effect for corporations and for indemnification by the Trust as authorized by this Agreement has been met and a written undertaking by or on behalf of Indemnitee, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof, to reimburse any Expenses advanced to Indemnitee if it shall ultimately be determined that such standard of conduct has not been met or as required by Section 7 if Indemnitee is wholly or partly unsuccessful. The undertaking required by this Section 8 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses.

Section 9. Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Trust a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Trust shall, promptly upon receipt of such a request for indemnification, advise the Board of Trustees in writing that Indemnitee has requested indemnification.

(b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 9(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Trustees, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control shall not have occurred, (A) by the Board of Trustees (or a duly authorized committee thereof) by a majority vote of a quorum consisting of Disinterested Trustees, or (B) if a quorum of the Board of Trustees consisting of Disinterested Trustees is not obtainable or, even if obtainable, such quorum of Disinterested Trustees so directs, by Independent Counsel in a written opinion to the Board of Trustees, a copy of which shall be delivered to Indemnitee, or (C) if so directed by a majority of the members of the Board of Trustees, by the shareholders of the Trust; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Trust (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Trust hereby agrees to indemnify and hold Indemnitee harmless therefrom.

Section 10. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a) of this Agreement, and the Trust shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption.

(b) The termination of any Proceeding by judgment, order, settlement, conviction, a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, does not create a presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification.

Section 11. Remedies of Indemnitee.

(a) If (i) a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advance of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(b) of this Agreement within 30 days after receipt by the Trust of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 7 of this Agreement within ten days after receipt by the Trust of a written request therefor, or (v) payment of indemnification is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Maryland, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advance of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 11(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 7 of this Agreement.

(b) In any judicial proceeding or arbitration commenced pursuant to this Section 11 the Trust shall have the burden of proving that Indemnitee is not entitled to indemnification or advance of Expenses, as the case may be.

(c) If a determination shall have been made pursuant to Section 9(b) of this Agreement that Indemnitee is entitled to indemnification, the Trust shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 11, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification.

(d) In the event that Indemnitee, pursuant to this Section 11, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Trust, and shall be indemnified by the Trust for, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advance of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

Section 12. Defense of the Underlying Proceeding.

(a) Indemnitee shall notify the Trust promptly upon being served with or receiving any summons, citation, subpoena, complaint, indictment, information, notice, request or other document relating to any Proceeding that may result in the right to indemnification or the advance of Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Trust’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Trust is thereby actually so prejudiced.

(b) Subject to the provisions of the last sentence of this Section 12(b) and of Section 12(c) below, the Trust shall have the right to defend Indemnitee in any Proceeding which may give rise to indemnification hereunder; provided, however, that the Trust shall notify Indemnitee of any such decision to defend within 15 days following receipt of notice of any such Proceeding under Section 12(a) above. The Trust shall not, without the prior written consent of Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise that (i) includes an admission of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee. This Section 12(b) shall not apply to a Proceeding brought by Indemnitee under Section 11 above or Section 18 below.

(c) Notwithstanding the provisions of Section 12(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Trust Status, (i) Indemnitee reasonably concludes, based upon the advice of counsel approved by the Trust, which approval of counsel shall not be unreasonably withheld, that he may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) Indemnitee reasonably concludes, based upon the advice of counsel approved by the Trust, which approval of counsel shall not be unreasonably withheld, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Trust, (iii) Indemnitee reasonably concludes that there may be a conflict of interest between Indemnitee and other indemnitees of the Trust being represented by counsel retained by the Trust in the same proceeding, or (iv) if the Trust fails to assume the defense of such Proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice, subject to the prior approval of the Trust, which shall not be unreasonably withheld, at the expense of the Trust. In addition, if the Trust fails to comply with any of its obligations under this Agreement or in the event that the Trust or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, subject to the prior approval of the Trust, which shall not be unreasonably withheld, at the expense of the Trust, to represent Indemnitee in connection with any such matter. Notwithstanding the foregoing, if the Trust has trustees and officers liability insurance, or other insurance, with a panel counsel requirement that may be triggered then or at some future point by the matter for which indemnity is owed to Indemnitee, then Indemnitee shall use such panel counsel, unless there is an actual conflict of interest with representation by all such panel counsel, or unless and to the extent the Trust waives such requirement in writing.

Section 13. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and advance of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Declaration of Trust or Bylaws of the Trust, any agreement or a resolution of the shareholders entitled to vote generally in the election of trustees or of the Board of Trustees, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Trust Status prior to such amendment, alteration or repeal.

(b) In the event of any payment under this Agreement, the Trust shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Trust to bring suit to enforce such rights.

(c) The Trust shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 14. Insurance.

The Trust will use its commercially reasonable efforts to acquire trustees and officers liability insurance, on terms and conditions deemed appropriate by the Board of Trustees of the Trust, with the advice of counsel, covering Indemnitee or any claim made against Indemnitee for service as a trustee or officer of the Trust and covering the Trust for any indemnification or advance of expenses made by the Trust to Indemnitee for any claims made against Indemnitee for service as a trustee or officer of the Trust. Subject to the standards of permissible indemnification and advancement allowed by this Agreement, the Trust shall indemnify Indemnitee for any payment by Indemnitee for the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and reasonable expenses incurred by Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in the previous sentence.

Section 15. Indemnification for Expenses of a Witness.

Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Trust Status, a witness in any Proceeding, whether instituted by the Trust or any other party, and to which Indemnitee is not a party, he shall be advanced all reasonable Expenses and indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 16. Duration of Agreement; Binding Effect.

(a) This Agreement shall continue until and terminate upon the expiration of the applicable statute of limitations for claims against Indemnitee that are subject to indemnification pursuant to this Agreement; provided, that the rights of Indemnitee hereunder shall continue until the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advance of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement relating thereto, and of any Proceeding commenced after the expiration of the applicable statute of limitations and subsequently dismissed as a result thereof.

(b) The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Trust), shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent of the Trust or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the request of the Trust, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(c) The Trust shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Trust, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Trust would be required to perform if no such succession had taken place.

Section 17. Severability.

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 18. Exception to Right of Indemnification or Advance of Expenses.

Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advance of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee, unless (a) the Proceeding is brought to enforce indemnification under this Agreement or otherwise or (b) the Trust’s Bylaws, as amended, the Declaration of Trust, a resolution of the shareholders entitled to vote generally in the election of trustees or of the Board of Trustees or an agreement approved by the Board of Trustees to which the Trust is a party expressly provide otherwise.

Section 19. Identical Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.

Section 20. Headings.

The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 21. Modification and Waiver.

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 22. Notice by Indemnitee.

Indemnitee shall promptly notify the Trust in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advance of Expenses covered hereunder.

Section 23. Notices.

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a) If to Indemnitee, to: The address set forth on the signature page hereto.

(b) If to the Trust to:

LaSalle Hotel Properties

3 Bethesda Metro Center, Suite 1200

Bethesda, Maryland 20814

Attention: Chief Financial Officer

or to such other address as may have been furnished to Indemnitee by the Trust or to the Trust by Indemnitee, as the case may be.

Section 24. Governing Law.

The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without regard to its conflicts of laws rules.

Section 25. Miscellaneous.

Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above stated.

LASALLE HOTEL PROPERTIES

By:
	Name:	[•]
	Title:	[•]

INDEMNITEE

By:
	Name:	[•]
	Title:	[•]
	Address:	[•]

EXHIBIT A

FORM OF UNDERTAKING TO REPAY EXPENSES ADVANCED

The Board of Trustees of LaSalle Hotel Properties

Re: Undertaking to Repay Expenses Advanced

Ladies and Gentlemen:

This undertaking is being provided pursuant to that certain Indemnification Agreement dated the November 5, 2008, by and between LaSalle Hotel Properties (the “Trust”) and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advance of expenses in connection with [DESCRIPTION OF PROCEEDING] (the “Proceeding”).

Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.

I am subject to the Proceeding by reason of my Trust Status or by reason of alleged actions or omissions by me in such capacity. I hereby affirm that at all times, insofar as I was involved as [A TRUSTEE] [AN OFFICER] of the Trust, in any of the facts or events giving rise to the Proceeding, I (1) acted in good faith and honestly, (2) did not receive any improper personal benefit in money, property or services and (3) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.

In consideration of the advance of expenses by the Trust for reasonable attorney’s fees and related expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established that (1) an act or omission by me was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty or (2) I actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, then I shall promptly reimburse the Advanced Expenses to the Trust.

IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this          day of                     ,             .

WITNESS:	INDEMNITEE:

Name:

A